UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 15, 2017

Concurrent Computer Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37706	04-2735766
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4375 River Green Parkway, Suite 100, Duluth, Georgia	30096
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 258-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On May 15, 2017, Concurrent Computer Corporation (the “Company”) completed the sale and transfer of certain assets and certain liabilities primarily related to the Company’s “Linux and Real-Time” business pursuant to an Asset Purchase Agreement (the “Purchase Agreement”), dated as of May 15, 2017, with Real Time, Inc. (the “Purchaser”) for $35 million; provided that, pursuant to the terms of the Purchase Agreement, the Company and its wholly-owned subsidiary Concurrent Computer Corporation (France) (“Concurrent France”) will sell and transfer their respective equity interests in Concurrent High Performance Solutions Europe, which constitutes the European operations of the Company’s “Linux and Real-Time” business, upon receipt of French regulatory approval. The transactions contemplated by the Purchase Agreement are a continuation of a process previously disclosed by the Company of evaluating strategic alternatives and focusing on the Company’s other existing businesses. The Asset Purchase Agreement includes customary terms and conditions, including an adjustment to the purchase price based on a normalized level of working capital and provisions that require the Company to indemnify the Purchaser for certain losses that it incurs as a result of a breach by the Company of its representations and warranties in the Asset Purchase Agreement and certain other matters. Proceeds from the sale are payable to the Company as follows: (1) a $30.2 million payment to the Company in cash on May 15, 2017 (subject to an adjustment for estimated working capital), (2) a $2.8 million payment to the Company in cash concurrently with the transfer of the equity interests of Concurrent High Performance Solutions Europe and (3) $2 million placed in escrow on May 15, 2017 as security for certain customary purchase price adjustments and for the Company’s indemnification obligations to the Purchaser under the Asset Purchase Agreement, which amount will be released to the Company on or before May 15, 2018 (less any portion of the escrow used to make indemnification or purchase price adjustment payments to the Purchaser).

The Asset Purchase Agreement contains customary representations and warranties of each of the parties. The Asset Purchase Agreement contains indemnification rights in favor of the Company following closing for (i) breaches of any of the representations or warranties by the Purchaser including, but not limited to, breaches related to organization, authorization, and governmental authorization, (ii) breaches of the covenants or agreements of the Purchaser in the Asset Purchase Agreement, and (iii) liabilities which the Purchaser agrees to assume in the Asset Purchase Agreement. In addition, the Asset Purchase Agreement contains indemnification rights in favor of the Purchaser following closing for (i) breaches of certain fundamental representations and warranties by the Company and Concurrent France, including breaches related to organization, authorization, capitalization, title to purchased assets, finders’ fees, and sufficiency of purchased assets, (ii) breaches of any of the representations and warranties by the Company, (iii) breaches of the covenants or agreements of the Company or Concurrent France in the Asset Purchase Agreement, (iv) liabilities which the parties agreed the Purchaser would not assume pursuant to the Asset Purchase Agreement, (v) liabilities under certain customer contracts and (vi) liabilities related to the operations of Concurrent High Performance Solutions Europe prior to the transfer of its equity interests. The Asset Purchase Agreement also contains customary covenants relating to the operations of the Concurrent High Performance Solutions Europe business prior to the transfer of its equity interests.

Under the terms of the Asset Purchase Agreement, the Company has agreed for a period of three years following the closing of the transaction not to (i) directly or indirectly, alone or in association with any other person, own, manage, operate, control, participate in, invest in, perform services for, or otherwise carry on or engage in any business anywhere in the world, which, directly or indirectly is in competition with the “Linux and Real-Time” business as conducted as of the closing, (ii) without the written consent of the Purchaser, have any direct or indirect interest in any person that engages in any material respect in any business, trade or venture competing with any aspect of the “Linux and Real-Time” business, as conducted as of the date of the closing of the transaction, or (iii) directly or indirectly, solicit or recruit any employees being transferred as set forth in the Asset Purchase Agreement or to encourage any such employee to terminate his or her employment with the Purchaser.

A copy of the Asset Purchase Agreement is attached hereto as Exhibit 2.1, and the description of the material terms of the Asset Purchase Agreement in this Item 1.01 is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference. A copy of the press release announcing the sale is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

License and Support Agreement

On May 15, 2017, the Company and the Purchaser entered into a license and support agreement (the “License and Support Agreement”). Under the License and Support Agreement, the Purchaser has agreed to provide a royalty-free, non-exclusive license to certain software products that are purchased assets under the Asset Purchase Agreement to the Company for a term of three years as of the date of the License and Support Agreement. A copy of the License and Support Agreement is attached hereto as Exhibit 10.1 and this description of the License and Support Agreement is qualified in its entirety by reference to such exhibit, which is incorporated by reference.

ITEM 2.01.	Completion of Acquisition or Disposition of Assets.

On May 15, 2017, pursuant to the Asset Purchase Agreement described in Item 1.01, the Company completed the sale of its “Linux and Real-Time” business to Real Time, Inc. in exchange for $35 million. The information disclosed in response to Item 1.01 is incorporated herein by reference.

ITEM 7.01.	Regulation FD Disclosure.

On May 15, 2017, the Company issued a press release announcing the completion of the transaction contemplated by the Asset Purchase Agreement described above in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information contained in this Item 7.01 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Securities Exchange Act of 1934, as amended, except as otherwise expressly stated in any such filing.

ITEM 9.01.	Financial Statements and Exhibits.

(b)	Pro Forma Financial Statements

The pro forma financial information required to be filed under this Item 9.01(b) is attached hereto as Exhibit 99.2.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

2.1*	Asset Purchase Agreement, dated as of May 15, 2017, by and between Concurrent Computer Corporation and Concurrent Computer Corporation (France), on the one hand, and Real Time, Inc. on the other hand.
10.1	License and Support Agreement, dated as of May 15, 2017, by and between Concurrent Computer Corporation and Real Time, Inc.
99.1	Press release of Concurrent Computer Corporation issued on May 15, 2017.
99.2	Pro forma condensed consolidated financial information.

* The schedules to the Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of any schedule omitted from the Asset Purchase Agreement to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2017

CONCURRENT COMPUTER CORPORATION

(Registrant)

By:	/s/ Derek Elder
Derek Elder
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Asset Purchase Agreement, dated as of May 15, 2017, by and between Concurrent Computer Corporation and Concurrent Computer Corporation (France), on the one hand, and Real Time, Inc. on the other hand.
10.1	License and Support Agreement, dated as of May 15, 2017, by and between Concurrent Computer Corporation and Real Time, Inc.
99.1	Press release of Concurrent Computer Corporation issued on May 15, 2017.
99.2	Pro forma condensed consolidated financial information.

* The schedules to the Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of any schedule omitted from the Asset Purchase Agreement to the SEC upon request.